Exhibit 99.4

Sonic Automotive, Inc. Announces “One Sonic-One Experience” Initiative and Plans to Open Pre-Owned Specialty Retail Stores

CHARLOTTE, N.C. – October 21, 2013 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, announced two major initiatives today. Sonic has been investing in changing its dealership level culture and investing significantly in the development of a revolutionary shopping and buying customer experience for its dealerships. The roll-out of this innovative guest experience and the sub-branding of Sonic Automotive will begin in mid-2014. In addition, after years of strategic planning, investment in IT infrastructure, business enterprise and consumer facing application development, and investments in training, Sonic plans to augment its OEM franchised dealership operations with stand-alone pre-owned specialty retail sales locations. This pre-owned business will operate independently from the existing new and pre-owned dealership sales operations and introduce consumers to an exciting shopping and buying experience. The first target market is planned for Denver, Colorado and will open in late 2014.

“One Sonic-One Experience” Initiative

Sonic has been developing a new and exciting guest experience initiative, “One Sonic-One Experience”, since 2007 and is finally ready to start implementation in the second half of 2014. This experience will be new to the industry and includes several new proprietary technologies from inventory management and pricing tools to a fully developed “customer-centric” Customer Relationship Management (CRM) tool.

Scott Smith stated “We are very excited to deliver the One Sonic-One Experience initiative to our guests. We are confident that, once our guests experience the difference between how vehicles are sold and serviced today versus Sonic’s new experience, One Sonic-One Experience will be a significant consideration in the consumer’s selection process. Our new guest experience puts the guest in charge. Our guests will find upgraded, Sonic Automotive sub-branded facilities that support our manufacturer partner brands. They will find state-of-the-art technologies, paperless environments, and helpful associates that are paid to execute and deliver an experience unparalleled in the auto retail industry. Our technologies will allow our guest advocates to complete the buying transaction through one individual – gone will be the days of back and forth negotiations, and waiting lines for appraisals, F&I and deliveries. Our goal is to allow the guest to control the process and move at their pace so that once the vehicle has been selected our team can go to work using these processes and technologies to get our guest on the road in their new vehicle in less than 45 minutes. The level of investment, time and dedication that it took us to get to this point has been significant. We have invested more than $45.0 million over the last 4 years preparing for these announcements and we are very excited to launch. Our investment in these initiatives will not only benefit the new, pre-owned and F&I revenue streams, but will enhance our highly profitable fixed operations business.”

Jeff Dyke, added, “I’m thrilled with the result of the effort to get to this point in our company’s history. While the technology, playbook processes and training took years to develop, the real heavy lifting came through a major change in the culture of this company. I am very glad that we are finally on the other side of that journey. I could not be more proud of the team that we have in place today. This team is ready and will deliver a guest experience never seen before in our industry.”

The following link contains a video that describes the experience we are creating for our guests:

http://www.media-server.com/m/p/q39awhu9

Pre-Owned Specialty Retail

Sonic has demonstrated over the last 8 years its ability to grow its pre-owned retail sales within its OEM franchised stores as the average number of vehicles sold per store per month rose from 42 in 2005 to nearly 100 per store per month in 2013. Sonic’s successful growth in pre-owned retail sales is the result of years of developing and implementing scalable processes and technologies that are predictable, repeatable and sustainable. Sonic’s development of its proprietary Sonic Inventory Management System (“SIMS”) is an example of only one of the technologies created over the last several years. This technology, and the processes surrounding it, allow for the procurement, appraisal, placement and pricing of inventory units that will be the foundation of these pre-owned sales operations.

Scott Smith, Sonic’s President and Co-Founder, stated, “We have been preparing for this moment over the last several years and are excited to be in a position to share our plans. In particular, we are confident that our new model will not only enhance the value of the business for our stockholders and associates, but it will deliver an experience not yet seen in retail automotive. It is an exciting time, and especially in the pre-owned market, which is roughly three times as big as the new retail market. Approximately 41 million pre-owned sales occur in the United States annually compared to a current annual sales rate of 15.4 million for new units. We believe the buying experience we will be offering will differentiate us from others in the retail automotive space.”

Jeff Dyke, the company’s Executive Vice President of Retail Operations, added, “It’s no secret that the pre-owned opportunity in the United States is tremendous. As Scott commented, the secret is how to actually make the opportunity in the pre-owned industry payoff for investors, associates, and most importantly, our guests. Many companies have attempted to take advantage of this hugely fragmented industry, but only a handful of companies have achieved a measurable share of the market. Our team at Sonic Automotive is one of the most experienced pre-owned teams in the industry. We have more than doubled our store throughput over the last eight years and, as a team, have sold more than 1.1 million pre-owned vehicles since Sonic was founded. Further, we have been developing our inventory management and technology capabilities for years. These investments, coupled with our state of the art facilities, customer-centric selling processes and unparalleled training will reinvent the pre-owned buying, trading and servicing experience. Our goal is to provide a guest with an experience that will rival other retail service industries that make customer experience their most important priority.”

Sonic will introduce its first pre-owned specialty retail store in Denver, Colorado in late 2014 with plans to expand across the country in the coming years. Dyke further stated “I think it is important for all interested parties to note that we have been preparing for this day for many years. Bringing an innovative change to this industry requires experience, investment and patience. We have been tirelessly working to create a truly different and amazing experience for our guests. We are very excited for this time in our company’s history!”

Third Quarter Operations Conference Call

Senior management will host a conference call today at 10:00 A.M. (Eastern) to discuss these initiatives and the quarter’s operations. To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com, then click on “Our Company”, then “Investor Relations”, then “Earnings Conference Calls”.

Presentation materials for the conference call can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1.877.441.0824

International: 1.706.643.0958

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: 1.855.859.2056

International: 1.404.537.3406

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated growth in used vehicle sales, the timing of the introduction of, and the future success and impacts from, the implementation of our strategic initiatives. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2012 and quarterly report on Form 10-Q for the period ended June 30, 2013. The Company does not undertake any obligation to update forward-looking information.

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